SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

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              (as permitted by Rule 14a-6(e)(2))
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         [ ]  Soliciting Material Pursuant to (ss.) 240.14a-11(c) or
              (ss.) 240.14a-12

                           Midas Dollar Reserves, Inc.
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                               [GRAPHIC OMITTED]


                           MIDAS DOLLAR RESERVES, INC.

Dear Fellow Stockholders,

         You are cordially invited to attend a Special Meeting of Stockholders of Midas Dollar Reserves, Inc. (the "Fund") which will be held on December 12, 2008 at 9 a.m., ET, at 11 Hanover Square, 12th Floor, New York, New York 10005.

         The Fund's Board of Directors (the "Board"), including the independent directors, after careful consideration of the investment objective, strategies, and restrictions of the Fund and the Fund's current and potential yields as a money market fund, is recommending that the Fund move in an entirely new direction. The accompanying Notice of Special Meeting of Stockholders and Proxy Statement for the Fund present a proposal for the election of Directors and proposals which would change the Fund's fundamental investment objective and revise or eliminate certain of the Fund's fundamental investment restrictions. THE BOARD IS RECOMMENDING CHANGING THE FUND FROM A MONEY MARKET FUND THAT SEEKS TO MAINTAIN A NET ASSET VALUE OF $1.00 PER SHARE BY INVESTING IN SECURITIES ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT, ITS AGENCIES OR INSTRUMENTALITIES TO A FLUCTUATING NET ASSET VALUE FUND INVESTING A FIXED TARGET PERCENTAGE OF ITS TOTAL ASSETS IN THE FOLLOWING INVESTMENT CATEGORIES: GOLD, SILVER, SWISS FRANC ASSETS, STOCK OF U.S. AND FOREIGN COMPANIES DEALING PRIMARILY IN REAL ESTATE AND NATURAL RESOURCES, LARGE CAPITALIZATION GROWTH STOCKS, AND DOLLAR ASSETS.

         In order to implement this new investment strategy, you are being asked to consider and act upon the following proposals:

         1. To change the Fund's current fundamental investment objective and reclassify its new investment objective as "non-fundamental," which means that it can be changed without stockholder approval. The Fund's new investment objective would be "to preserve and increase the purchasing power value of its shares over the long term."

         2. To revise the Fund's fundamental investment restriction on investments in commodities to permit the purchase of gold and silver.

         3. To eliminate the Fund's fundamental investment restriction on diversification in order to provide the Fund greater investment flexibility.

         The Fund's assets have been steadily declining over the years and, under current and foreseeable market conditions, the Fund's asset base will likely remain stagnant or experience further outflows if it maintains its current investment objective and strategies. Given its current size, the Fund also has become increasingly expensive to operate which has negatively impacted stockholders' yield. We believe that changing the Fund's investment objective and strategy would provide the opportunity to deliver better returns over the long term which could make the Fund more attractive to both current and new investors resulting in an increase in the Fund's assets. Of course, there can be no assurance that the Fund will achieve these goals.

         If the proposals changing the investment objective and fundamental investment restrictions are approved by stockholders, the Fund will change its name to Midas Perpetual Portfolio, Inc.

THE BOARD HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH PROPOSAL OUTLINED IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT.

                                     Sincerely,
                                     Thomas B. Winmill
                                     President

                           MIDAS DOLLAR RESERVES, INC.

                      ------------------------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      ------------------------------------



To the Stockholders:

         Notice is hereby given that a Special Meeting of Stockholders of Midas Dollar Reserves, Inc. (the "Fund") will be held at the offices of the Fund at 11 Hanover Square, 12th Floor, New York, New York 10005 on December 12, 2008 at 9 a.m., ET, for the following purposes:

1. To elect to the Board of Directors the Nominee, Peter K. Werner, to serve as a Director until his successor is duly elected and qualifies.

2. To change the Fund's current fundamental investment objective and reclassify its new investment objective as "non-fundamental," which means that it can be changed without stockholder approval. The Fund's new investment objective would be "to preserve and increase the purchasing power value of its shares over the long term."

3. To revise the Fund's fundamental investment restriction on investments in commodities to permit the purchase of gold and silver.

4. To eliminate the Fund's fundamental investment restriction on diversification in order to provide the Fund greater investment flexibility.

5. Such other business as may properly come before the meeting or any postponement or adjournment thereof.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH PROPOSAL.

         Stockholders of record at the close of business on October 30, 2008 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof.


                                    By Order of the Board of Directors
                                    John F. Ramirez
                                    Secretary


November 6, 2008

                           MIDAS DOLLAR RESERVES, INC.

                      ------------------------------------


                                 PROXY STATEMENT

                      ------------------------------------


                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 12, 2008

         This Proxy Statement is being furnished in connection with a solicitation of proxies by the Board of Directors (the "Board") of Midas Dollar Reserves, Inc. (the "Fund") to be voted at the Special Meeting of Stockholders of the Fund to be held at the offices of the Fund at 11 Hanover Square, 12th Floor, New York, New York 10005 on December 12, 2008 at 9 a.m., ET, and at any postponement or adjournment thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Only stockholders of record at the close of business on October 30, 2008 (the "Record Date") are entitled to be present and to vote at the Meeting. As of the Record Date, the Fund had 17,315,529 shares of common stock issued and outstanding.

         The expense of preparing, assembling, printing, and mailing the proxy statement, proxy card, and any other material used for the solicitation of proxies will be paid by the Fund. It is estimated that proxy materials will be mailed to stockholders on or about November 10, 2008. The Fund's principal executive offices are located at 11 Hanover Square, New York, New York 10005. COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE FUND AT 11 HANOVER SQUARE, NEW YORK, NEW YORK 10005, OR BY CALLING TOLL-FREE 1-800-400-MIDAS (6432).

VOTING AND QUORUM

         Stockholders are entitled to one vote for each Fund share held, and a fractional vote for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions on the Proxy Card. A stockholder may revoke a proxy by delivering to the Secretary of the Fund a signed proxy with a date later than the previously delivered proxy or by sending a written revocation to the Fund. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

         The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one-third of all votes entitled to be cast thereat shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present in person or by proxy or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting. A stockholder vote may be taken for one or more proposals prior to any adjournment if sufficient votes have been received for approval. If a properly executed and returned proxy is accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker, bank, or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker, bank, or other nominee does not have discretionary power), or is marked with an abstention (collectively, "abstentions"), the Fund's shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue.

PROPOSAL 1: TO ELECT TO THE BOARD OF DIRECTORS THE NOMINEE, PETER K. WERNER, TO
     SERVE AS A DIRECTOR UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIES.

         At the Board meeting held on October 2, 2008, the Fund's Board approved the selection and nomination by the disinterested directors of Peter K. Werner as a Director to hold office until his successor is duly elected and qualifies. Mr. Werner was appointed to serve as a Director by the Board in 2004 and is the only Director who has not been elected by stockholders. The Fund is taking this opportunity to submit Mr. Werner for election by stockholders. The persons named in the accompanying form of proxy intend to vote each such proxy FOR the election of this Nominee, unless a stockholder specifically indicates on a proxy the desire to withhold authority to vote for the Nominee. It is not contemplated that the Nominee will be unable to serve as a director for any reason, but if that should occur prior to the Meeting, the proxy holders reserve the right to substitute another person or persons of their choice as Nominee. The Nominee has consented to being named in this Proxy Statement and has agreed to serve as a director if elected. In the event Mr. Werner is not duly elected, as proposed and qualifies, he shall be deemed holding over and shall continue to manage the business and affairs of the Fund as a member of the Board until his successor is duly elected and qualifies. Unless otherwise noted, the address of record for the Nominee and other directors and officers is 11 Hanover Square, New York, New York 10005. The following table sets forth certain information concerning the Nominee. See pages 10 to 14 of this Proxy Statement for additional information regarding the Fund's directors and officers.


                                                                           NUMBER OF PORTFOLIOS        OTHER PUBLIC
                                                                               IN INVESTMENT             COMPANY
NAME, POSITION(S) HELD WITH FUND, TERM OF OFFICE,              DIRECTOR       COMPANY COMPLEX         DIRECTORSHIPS
PRINCIPAL OCCUPATION(S) FOR PAST FIVE YEARS, AND AGE            SINCE      OVERSEEN BY DIRECTOR      HELD BY DIRECTOR
-----------------------------------------------------------  ------------ -----------------------  --------------------
INDEPENDENT NOMINEE1:
PETER K. WERNER - Since 1996, he has been teaching,              2004                5                      0
coaching, and directing a number of programs at The Governor's
Academy of Byfield, MA.  Currently, he serves as chair of the
History Department. Previously, he held the position of Vice
President in the Fixed Income Departments of Lehman Brothers
and First Boston.  His responsibilities included trading sovereign debt instruments, currency arbitrage, syndication, medium term note trading, and money market trading.  He was born on August
16, 1959.

1 Not an "interested person" of the Fund as such term is defined in the Investment Company Act of 1940, as amended ("1940 Act").

VOTE REQUIRED AND THE BOARD'S RECOMMENDATION

         As set forth in the Fund's Bylaws, the election of directors shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE NOMINEE.


              IMPORTANT INFORMATION REGARDING PROPOSALS 2, 3, and 4

WHAT CHANGES ARE BEING PROPOSED FOR THE FUND?

         The investment objective of the Fund, a money market fund, is "to seek maximum current income consistent with preservation of capital and maintenance of liquidity." The Board, after careful consideration of the investment objective, strategies, and restrictions of the Fund and the Fund's current and potential yields as a money market fund, recommends changing the Fund from a money market fund that seeks to maintain a net asset value of $1.00 per share by investing in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government Securities") to a fluctuating net asset value fund with a new investment objective of seeking "to preserve and increase the purchasing power value of its shares over the long term" by investing a fixed target percentage of its total assets in a broad array of asset classes including: gold; silver; Swiss franc assets; hard asset securities; large capitalization growth stocks; and dollar assets. Gold and silver investments may include bullion, bullion type coins, and exchange traded funds ("ETFs"). Swiss franc assets may include Swiss franc denominated deposits and bonds of the federal government of Switzerland of any maturity. Hard asset securities may include securities of U.S. and foreign companies dealing primarily in real estate (such as timberland, ranching and farm land, raw land, and land with improvements and structures) and natural resources such as oil, gas, coal, precious and non-precious metals, and minerals. Large capitalization growth stocks normally include U.S. and foreign companies with market capitalizations over $50 billion with growth in revenues, earnings, or other similar measure and may include options, warrants, and similar derivatives on such stocks. Dollar assets may include cash, U.S. Treasury bills, notes, and bonds, and may include other U.S. dollar denominated assets such as other U.S. Government Securities, high grade, short term corporate bonds, and banker's acceptances. The average length to maturity of the Fund's dollar assets will not exceed fifteen years and corporate bonds will have a rating of "A" or higher by Standard & Poor's, a division of the McGraw- Hill Companies, Inc. ("S&P") and a remaining time to maturity of twenty four months or less.

         For current investors in the Fund, the most important change may be that the Fund will change from one investing exclusively in U.S. Government Securities to a broad array of riskier asset classes. Also, as a money market fund, the Fund is subject to specific Securities and Exchange Commission ("SEC") rules. Among other restrictions, the Fund is limited to investing in U.S. dollar-denominated instruments with a remaining maturity of 397 days or less (as calculated pursuant to Rule 2a-7 under the 1940 Act). Likewise, currently the Fund seeks to preserve the value of stockholder investments at $1.00 per share, although it is possible to lose money by investing in the Fund. If the stockholders approve the following proposals, stockholders can expect the Fund's net asset value fluctuate and the possibility of losing money will increase.

         The Fund's current investment objective is fundamental, which means that it may not be changed without stockholder approval. The Fund is also subject to certain fundamental investment restrictions, that cannot be changed without stockholder approval. The Fund's other investment policies are non-fundamental, which means that they may be changed by the Board without stockholder approval. The Fund currently operates in accordance with a non-fundamental policy which complies with Rule 2a-7 under the 1940 Act that provides that the Fund may not purchase the securities of any one issuer if as a result more than 5% of its total assets would be invested in the securities of such issuer, provided that this limitation does not apply to U.S. Government Securities.

         Accordingly, in order to implement the proposed investment strategy, the Board recommends: (1) changing the Fund's investment objective from a fundamental one seeking maximum current income consistent with preservation of capital and maintenance of liquidity to a non-fundamental investment objective of seeking to preserve and increase the purchasing power value of its shares over the long term (as set forth in Proposal 2); (2) revising the Fund's fundamental investment restriction on investment in commodities (as set forth in Proposal 3) to pursue the proposed investment allocations set forth below; and
(3) eliminating the Fund's fundamental investment restriction on diversification in order to provide greater investment flexibility (as set forth in Proposal 4).

WHAT ARE THE TAX CONSEQUENCES OF THE PROPOSED CHANGES?

         As a stockholder of a money market fund that invests in U.S. Government Securities, a stockholder's return consists entirely of dividends attributable to interest on those securities, which are taxable at the federal level as ordinary income and generally are not subject to state and local taxation. Pursuant to the proposed change in the Fund's investment objective and policies, a stockholder's return would consist of gain or loss upon sale of fund shares and distributions, if any, that would consist of (1) distributions of net investment income, if any, taxable as ordinary income at all levels but subject to a maximum federal tax rate of 15% for individuals to the extent the distributions consist of "qualified dividend income," and (2) distributions of net realized capital gains, if any, taxable as ordinary income at all levels to the extent they are attributable to the excess of net short-term capital gain over net long-term capital loss and also subject to a maximum federal tax rate of 15% for individuals to the extent they are attributable to net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss). The tax considerations described above do not apply to tax deferred accounts or other nontaxable entities. Because everyone's tax situation is unique, stockholders are advised to consult their tax professional about their investment.

HOW DOES THE BOARD RECOMMEND THAT STOCKHOLDERS VOTE?

         The Board, including all of the directors who are not "interested persons" (as defined in the 1940 Act) of the Fund ("Independent Directors"), has unanimously approved the proposals and recommended that stockholders vote FOR all of the proposals. If no instructions are indicated on your proxy, the proxy holders will vote in accordance with the recommendations of the Board.

WHY IS THE BOARD RECOMMENDING THE PROPOSED CHANGES?

         The Board approved the proposed changes at a meeting held on October 2, 2008. The Board reviewed materials describing the new investment objective, strategies, and restrictions, the types of investments the Fund may make, and the risk and return characteristics of those investments, and related matters. At the meeting, Midas Management Corporation (the "Investment Manager"), informed the Board that it believed that if the proposed changes were approved and implemented, the Fund's new investment objective and strategy could be more attractive to investors than the Fund's current investment objective and strategy and, as a result, the Fund's assets may increase. The Board considered that over time the Fund's assets had steadily declined and that, under current and foreseeable market conditions, the Fund's asset base would likely remain stagnant or experience further outflows if it maintains its current investment objective and strategies. The Board noted that, given its current size, the Fund had become increasingly expensive to operate which negatively impacted stockholders' yield. To the extent the Fund's assets increase as a result of the proposed changes, the Board noted that the Fund could potentially achieve some economies of scale because its expenses would be spread over a larger asset base and see a reduction in the expense ratio, which should help sustain the long term viability of the Fund. The Board concluded that adopting the proposed changes would give the Fund the opportunity to deliver better returns for its stockholders in the long term, although they agreed that there could be no assurance that the Fund will achieve its new investment objective.

WHAT DOES IMPLEMENTATION OF THE PROPOSED CHANGES MEAN FOR THE FUND?

         If stockholders approve the changes proposed in Proposals 2, 3 and 4, the proposed investment strategy will be implemented and will fundamentally change the nature and risk profile of the Fund. The Fund will:

     o    change its name to Midas Perpetual Portfolio, Inc.;

     o cease to be an investment vehicle designed to provide monthly current income and will be managed with the goal of preserving and increasing the purchasing power value of its shares over the long term;

     o change from investing exclusively in U.S. Government Securities to investing in a broad array of riskier asset categories; and

     o cease to seek to maintain the value of stockholder investments at $1.00 per share and will allow the Fund's NAV to fluctuate. The Fund's NAV will be determined daily normally as of the close of trading on the New York Stock Exchange.

WILL THE FUND CONTINUE TO MAKE MONTHLY DISTRIBUTIONS?

         No. If the Fund implements the proposed investment strategy, it will no longer make monthly distributions to stockholders. Instead the Fund may declare and pay distributions from any net investment income and capital gain distributions once a year. Thus, the Fund should not be relied upon as a source for regular cash flow.

WILL THE FUND CONTINUE TO PROVIDE CHECK WRITING PRIVILEGES?

         No. At this time, the Fund does not anticipate continuing to offer check writing privileges.

WILL THE PROPOSED CHANGES AFFECT THE FUND'S OPERATING EXPENSES?

         It is anticipated that the Fund's expense ratio will not materially increase as a result of the proposed changes. However, the Fund will incur brokerage costs during the transition investment period while it becomes invested in accordance with the proposed investment strategy and will continue to incur brokerage costs in connection with trading by the Fund. The Investment Manager has contractually agreed to waive the fees payable under the investment management agreement for the period from April 29, 2008 to April 29, 2009. Investor Service Center, Inc., the Distributor, has also contractually agreed to waive the fees payable under the distribution agreement and the Rule 12b-1 plan of distribution for the period from April 29, 2008 to April 29, 2009. Both the Investment Manager and the Distributor may continue such waivers after April 29, 2009 but are not contractually obligated to do so.

ARE THERE OTHER MATERIAL CHANGES TO THE FUND'S OPERATIONS?

         If the Fund implements the proposed investment strategy, it may require redeeming stockholders to accept readily tradable gold or silver bullion or coins from the Fund's holdings in complete or partial payment of redemptions, if it can satisfy a provision of the Internal Revenue Code ("Code") that permits it to do so without recognizing gain, where doing so would be advantageous to the Fund in pursuit of its tax planning objectives. For stockholders, the tax consequences of an in-kind redemption generally would be the same as those of a cash redemption. Although the Investment Manager believes it is unlikely that the Fund would ever use an asset other than gold or silver bullion or bullion type coins for an in-kind redemption, the assets used therefor would be selected by the Fund. In order to reduce the possibility of inconvenience or loss to such redeeming stockholders, the Fund will require a redeeming stockholder to accept an in-kind redemption only if it has arranged a convenient opportunity for the stockholder promptly to sell the assets through a qualified broker or dealer at a cost not to exceed 2% of their value at the time of the redemption. If a stockholder elects not to use this service, the Fund, at its own expense, would deliver the assets to the stockholder or, at his or her request, to his or her local bank.

WHAT WILL HAPPEN IF STOCKHOLDERS OF THE FUND DO NOT APPROVE A PROPOSAL?

         If Proposals 2, 3, and 4 are not all approved, none of the proposed changes to the Fund discussed in this Proxy Statement will be implemented and the Fund will continue to operate as a money market fund.

IF THE PROPOSALS ARE APPROVED, WHEN WILL THE CHANGES BE IMPLEMENTED?

         If the Proposals are approved, the changes to the Fund's investment objective and fundamental investment limitations will take effect on or about December 29, 2008 and the Fund will begin to implement its proposed new investment strategy. The Fund expects that there will be a transition investment period of up to three months from the date the proposed investment strategy takes effect before it is fully invested in accordance with its new investment objective and strategies.

ARE OTHER MATERIAL CHANGES CONTEMPLATED THAT WILL NOT BE SUBMITTED TO STOCKHOLDERS?

Yes. If stockholders approve Proposals 2, 3, and 4, the Fund's name will change to "Midas Perpetual Portfolio, Inc."


PROPOSAL 2: TO CHANGE THE FUND'S CURRENT FUNDAMENTAL INVESTMENT OBJECTIVE AND
     RECLASSIFY ITS NEW INVESTMENT OBJECTIVE AS "NON-FUNDAMENTAL," WHICH MEANS THAT IT CAN BE CHANGED WITHOUT STOCKHOLDER APPROVAL. THE FUND'S NEW INVESTMENT OBJECTIVE WOULD BE "TO PRESERVE AND INCREASE THE PURCHASING POWER VALUE OF ITS SHARES OVER THE LONG TERM."

         The Board recommends changing the Fund's investment objective as set forth below.

         Current fundamental investment objective:

                  "To seek maximum current income consistent with preservation of capital and maintenance of liquidity."

         Proposed non-fundamental investment objective:

                  "To seek to preserve and increase the purchasing power value of its shares over the long term."

         If stockholders approve the Fund's adoption of the proposed non-fundamental investment objective of seeking to preserve and increase the purchasing power value of its shares over the long term, the Fund will attempt to achieve its objective by maintaining a combination of investments, the purchasing power of which as a whole are intended to increase over the long term through a variety of economic environments, although there can be no assurance that the Fund will achieve the proposed investment objective. In pursuit of its investment objective, the Fund will invests a fixed "Target Percentage" of its net assets in each of the following categories:

Investment Category                                         Target Percentage
-----------------------------------------------  ----------------------------
Gold                                                                      20%
Silver                                                                     5%
Swiss Franc Assets                                                        10%
Hard Asset Securities                                                     15%
Large Capitalization Growth Stocks                                        15%
Dollar Assets                                                             35%
     Total                                                               100%
-----------------------------------------------  ----------------------------

         Gold and silver investments may include bullion, bullion type coins, and ETFs. Swiss franc assets may include Swiss franc denominated deposits and bonds of the federal government of Switzerland of any maturity. Hard asset securities may include securities of U.S. and foreign companies dealing primarily in real estate (such as timberland, ranching and farm land, raw land, and land with improvements and structures) and natural resources such as oil, gas, coal, precious and non-precious metals, and minerals. Large capitalization growth stocks normally include U.S. and foreign companies with market capitalizations over $50 billion with growth in revenues, earnings, or other similar measure and may include options, warrants, and similar derivatives on such stocks. Dollar assets may include cash, U.S. Treasury bills, notes, and bonds, and may include other U.S. dollar denominated assets such as other U.S. Government Securities, high grade, short term corporate bonds, and banker's acceptances. The average length to maturity of the Fund's dollar assets will not exceed fifteen years and corporate bonds will have a rating of "A" or higher by S&P and a remaining time to maturity of twenty four months or less.

         The Fund will buy or sell investments as needed to correct any discrepancy between its actual holdings in a given category and the Target Percentage for that category if such a discrepancy exceeds one-tenth of the Target Percentage. Portfolio adjustments will normally be made within the fiscal quarter following the quarter in which the deviation occurred (unless corrected by changes in market prices). The Investment Manager may delay making portfolio adjustments if, in its opinion, circumstances make it desirable to do so. The Investment Manager does not attempt to anticipate short term changes in the general price level of any investment category.

         Limitations on the amount of gross income the Fund - which seeks to qualify each taxable year as a "regulated investment company" for federal tax purposes ("RIC") so as to avoid corporate level income tax - may earn from, among other things, direct investments in commodities, as well as derivatives thereon, also may affect the amount of its gold and silver investments. To continue to qualify as a RIC, the Fund will not be able to earn more than 10% of its gross income in any taxable year from direct investments in commodities and derivatives thereon, in addition to certain types of non-passive income. If the Fund generates such gains, it may pay such taxes or, to reduce such income, hold its precious metals or sell them at a loss, or sell securities at a gain, when for investment reasons it would not otherwise do so.

         PRINCIPAL RISKS. If stockholders approve the proposed change in investment objective and the proposed investment strategy is implemented, the Fund will be exposed to the following principal risks, most of which will be new risks for the Fund.

         INVESTMENTS IN GOLD AND SILVER. Investment in gold and silver are considered speculative. The price of gold has fluctuated widely over the past several years and may be affected by global supply and demand, which is influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold producing countries; investors' expectations with respect to the rate of inflation; currency exchange rates; interest rates; investment and trading activities of hedge funds and commodity funds; and global or regional political, economic or financial events and situations. The price of silver has also fluctuated widely over the past several years. Factors that may affect the price of silver include changes in economic conditions, which may affect the demand for silver for industrial applications; a significant change in the attitude of speculators and investors towards silver; and any significant increase in silver price hedging activity by silver producers.

         Bullion and coins do not generate income, unless loaned and their returns to the Fund are from gains or losses realized upon sale. Furthermore, the Fund may encounter storage and transaction costs in connection with their ownership of bullion and coins that may be higher than those attendant to the purchase, holding, and disposition of securities.

         There is no assurance that gold or silver will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold or silver declines, the Fund expects the value of its investments to decline proportionately.

         NATURAL RESOURCE COMPANIES. Natural resource companies can be significantly affected by the supply of and demand for the indicated commodities and related services, exploration and production spending, government regulation, world events, and economic conditions. The oil, gas, coal, metals, and minerals industries can be significantly affected by events relating to international political developments, the success of exploration projects, commodity prices, and tax and government regulations. The operations and financial performance of natural resources companies may be directly affected by the prices of the indicated commodities, especially those natural resources companies for whom the commodities they own are significant assets. Sustained declines in demand for the indicated commodities could adversely affect the financial performance of natural resources companies over the long term. The value of securities issued by natural resources companies may also be affected by changes in overall market movements, changes in interest rates, or factors affecting a particular industry or commodity, such as weather, embargoes, tariffs, policies of commodity cartels, and international economic, political, and regulatory developments. The stock prices of natural resources companies may experience greater price volatility than other types of common stocks. It is possible that the performance of securities of natural resources companies may lag the performance of other industries or the broader market as a whole.

         DEPLETION AND EXPLORATION RISK. Many natural resource companies are either engaged in the production or exploitation of the particular commodities or are engaged in transporting, storing, distributing, and processing such commodities. To maintain or increase their revenue level, these companies or their customers need to maintain or expand their reserves through exploration of new sources of supply, through the development of existing sources, through acquisitions, or through long term contracts to acquire reserves. The financial performance of natural resources companies may be adversely affected if they, or the companies to whom they provide products or services, are unable to cost-effectively acquire additional products or reserves sufficient to replace the natural decline.

         FOREIGN INVESTMENT. Investments in the securities of foreign issuers involve certain considerations and risks not ordinarily associated with investments in securities of domestic issuers. Foreign companies are not generally subject to the same accounting, auditing and financial standards and requirements as those applicable to U.S. companies. There may be less publicly available information about a foreign company than a U.S. company. Investments in foreign securities will expose the Fund to the direct or indirect consequences of political, social or economic changes in the countries that issue the securities or in which the issuers are located. With respect to certain countries, there are risks of expropriation, confiscatory taxation, political or social instability, or diplomatic developments that could affect assets of the Fund held in foreign countries. If the value of any foreign currency in which the Fund's investments are denominated declines relative to the U.S. dollar, the Fund expects the value of its investments to decline proportionately. In addition, a portfolio that includes foreign securities can expect to have a higher expense ratio because of the increased transaction costs on non-U.S. securities markets and the increased costs of maintaining the custody of foreign securities.

         FIXED INCOME SECURITIES. The Fund would be able to invest in dollar assets and Swiss franc assets that are affected by interest rates. When interest rates rise, the prices of bonds typically fall. Longer term bonds are generally more sensitive interest rate changes than shorter term bonds. Fixed income securities are also subject to credit risk, i.e. the risk that an issuer of securities will be unable to pay principal and interest when due, or that the value of the security will suffer because investors believe the issuer is less able to pay. This is broadly gauged by the credit ratings of the securities in which the Fund invests. Ratings are only the opinions of the agencies issuing them, however, and are not absolute guarantees as to quality. Generally, investments in securities issued by U.S. government agencies and instrumentalities may have different degrees of government backing as to principal or interest, but are not backed by the full faith and credit of the U.S. government. These issues may be chartered or sponsored by Acts of Congress, but their securities are neither insured nor guaranteed by the U.S. Treasury.

         Many fixed income securities, especially those issued at high interest rates, provide that the issuer may repay them early. Issuers often exercise this right when interest rates are low. Accordingly, holders of callable securities may not benefit fully from the increase in value that other fixed income securities experience when rates decline. Furthermore, the Fund may reinvest the proceeds of the payoff at current yields, which may be lower than those paid by the security that was paid off.

         REAL ESTATE COMPANIES. Any decline in the general level of prices of real estate would be expected to have an adverse impact on these stocks. The prices of such stocks are particularly vulnerable to decline in the event of deflationary economic conditions.

         IN-KIND REDEMPTIONS. To avoid liability for corporate federal income tax, the Fund must, among other things, derive at least 90% of its gross income each taxable year from sources including interest, dividends, and gains on sales of securities. Gains on sales of gold and silver, and options and futures thereon, by the Fund would not qualify as "gains on sales of securities." Consequently, sales of gold and silver (as might be required for the Fund to adhere to its Target Percentages) at a gain could subject the Fund to liability for corporate federal income tax. To try to reduce such sales and this potential adverse tax result, the Fund may require redeeming stockholders to accept readily tradable gold or silver bullion or coins from the Fund's holdings in complete or partial payment of redemptions, if it can satisfy a federal tax law provision that permits it to do so without recognizing gain.

         MARKET. The Fund will be subject to market risk related to fluctuations in the value of the Fund's portfolio. A risk of investing in stocks is that their value will go up and down reflecting stock market movements and you could lose money.

         GROWTH STOCKS. Due to their relatively high valuations, growth stocks are typically more volatile than value stocks. For instance, the price of a growth stock may experience a larger decline on a forecast of lower earnings, a negative fundamental development, or an adverse market development. Further, growth stocks may not pay dividends or may pay lower dividends than value stocks. This means they depend more on price changes for returns and may be more adversely affected in a down market compared to value stocks.

         NON-DIVERSIFICATION. The Fund will be non-diversified which means that more than 5% of the Fund's assets may be invested in the securities of one issuer. As a result, the Fund may invest its assets in a smaller number of issuers than if it were diversified. Investing in the Fund could involve more risk than investing in a fund that holds a broader range of securities because changes in the financial condition of a single issuer could cause greater fluctuation in the Fund's total returns.

         SWISS FRANC ASSETS. The Swiss franc is subject to the risk that inflation will decrease in the United States, or rise in Switzerland. Swiss government bonds are subject to some risk of default and their credit quality is not rated by U.S. rating agencies.

VOTE REQUIRED AND THE BOARD'S RECOMMENDATION

         Approval of this Proposal requires the affirmative vote of the lesser of (a) 67% or more of the voting securities of the Fund present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE PROPOSAL TO CHANGE THE FUND'S FUNDAMENTAL INVESTMENT OBJECTIVE AND RECLASSIFY ITS NEW INVESTMENT OBJECTIVE AS "NON-FUNDAMENTAL," WHICH MEANS THAT IT CAN BE CHANGED WITHOUT STOCKHOLDER APPROVAL. THE FUND'S NEW INVESTMENT OBJECTIVE WOULD BE "TO PRESERVE AND INCREASE THE PURCHASING POWER VALUE OF ITS SHARES OVER THE LONG TERM."


PROPOSAL 3: TO REVISE THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION ON
     INVESTMENTS IN COMMODITIES TO PERMIT THE PURCHASE OF GOLD AND SILVER.

         The Fund has adopted certain investment restrictions that are "fundamental," meaning that as a matter of law they cannot be changed without stockholder approval ("fundamental restrictions"). The Fund's Board, together with the Fund's officers and the Investment Manager, have reviewed the Fund's current fundamental investment restrictions and concluded that the restriction regarding commodities should be revised in order to allow the Fund greater investment flexibility to pursue its proposed investment strategy. The Board unanimously recommends that stockholders vote to amend the Fund's fundamental restrictions, as discussed below.

         The Fund's current fundamental restriction on commodities is as follows:

                  The Fund may not purchase or sell commodities or commodity futures contracts, although it may enter into (I) financial and foreign currency futures contracts and options thereon,
                  (ii) options on foreign currencies, and (iii) forward contracts on foreign currencies.

         The Board recommends that stockholders vote to replace this restriction with the following fundamental restriction:

                  The Fund may not purchase or sell physical commodities (other than precious metals), although it may enter into (a) commodity and other futures contracts and options thereon, (b) options on commodities, including foreign currencies and precious metals, (c) forward contracts on commodities, including foreign currencies and precious metals, and (d) other commodity contracts or derivative instruments.

         As discussed in Proposal 2, subject to stockholder approval of Proposals 2, 3 and 4, the Fund intends to invest a fixed target percentage of its net assets in each of the following investment categories: gold; silver; Swiss franc assets; hard asset securities; large capitalization growth stocks; and dollar assets. The primary purpose of this proposal is to permit the Fund to invest in precious metals, such as gold and silver, and otherwise to permit the Fund to enter into commodity instruments that may be developed in the future. Gold and silver investments would include bullion, bullion type coins, and ETFs.

VOTE REQUIRED AND THE BOARD'S RECOMMENDATION

         Approval of this Proposal requires the affirmative vote of the lesser of (a) 67% or more of the voting securities of the Fund present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE PROPOSAL TO REVISE THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION ON INVESTMENTS IN COMMODITIES TO PERMIT THE PURCHASE OF GOLD AND SILVER.


PROPOSAL 4: TO ELIMINATE THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION ON
     DIVERSIFICATION IN ORDER TO PROVIDE THE FUND GREATER INVESTMENT
     FLEXIBILITY.

         The Fund currently has a fundamental investment restriction on diversification that provides that the Fund may not purchase the securities of any one issuer if, as a result, more than 5% of the Fund's total assets would be invested in the securities of such issuer, or the Fund would own or hold 10% or more of the outstanding voting securities of that issuer, except that up to 25% of the Fund's total assets may be invested without regard to these limitations and provided that these limitations do not apply to U.S. Government Securities. Further, the Fund's Board adopted a non-fundamental investment restriction in order to meet the requirements of Rule 2a-7 under the 1940 Act that provides that the Fund may not purchase the securities of any one issuer if as a result more than 5% of its total assets would be invested in the securities of such issuer, provided that this limitation does not apply to U.S. Government Securities.

         The Fund's Board, together with the Fund's officers and the Investment Manager, have reviewed these current fundamental and non-fundamental investment restrictions and concluded that they should be eliminated in order to allow the Fund greater investment flexibility to pursue its proposed investment objective. The Board unanimously recommends that stockholders vote to remove the Fund's fundamental restriction. If approved by the Fund's stockholders at the Meeting, the Fund's fundamental investment restriction on diversification will be eliminated and the non-fundamental restriction described above will also be eliminated.

         By approving the Proposal, stockholders would authorize the reclassification of the Fund to a "non-diversified" investment company, which means that the portion of the Fund's assets that may be invested in the securities of a single issuer and the amount of the outstanding voting securities of a particular issuer held by the Fund would not be limited by the 1940 Act . If the Proposal is approved, a higher percentage of the Fund's assets then could be invested in the securities of a limited number of issuers and in more than 10% of the outstanding voting securities of issuers.

         The Fund, however, currently intends to continue to conduct its operations so as to qualify as a RIC, which currently requires that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund's total assets be invested in cash, U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. Government Securities or the securities of other RICs). Compliance with this requirement is not necessary except at the end of each quarter of the taxable year and, in any event, there can be no assurance that the Fund will so qualify as a RIC.

         The change in the Fund's status from diversified to non-diversified will allow the Investment Manager more flexibility to focus the Fund's investments in companies that it views as offering the best opportunities to achieve the Fund's proposed investment objective. Subject to the foregoing discussion, if the Fund becomes non-diversified, the Fund, with respect to 50% of its assets, will be able to invest over 5% of its assets in a single issuer. Thus, a change in status from diversified to non-diversified would enable the Fund generally to commit larger portions of its assets to a limited number of investments deemed attractive by the Investment Manager. The change from diversified to non-diversified would increase the Fund's investment risk. To the extent that a non-diversified company invests in fewer issuers than a diversified company, the performance of any one portfolio security is likely to have a greater impact on the performance of a non-diversified company than would be the case for a diversified company.

VOTE REQUIRED AND THE BOARD'S RECOMMENDATION

         Approval of this Proposal requires the affirmative vote of the lesser of (a) 67% or more of the voting securities of the Fund present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund.

THE FUND'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ELIMINATE THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION ON DIVERSIFICATION IN ORDER TO PROVIDE THE FUND GREATER INVESTMENT FLEXIBILITY.


               INFORMATION ABOUT THE FUND'S DIRECTORS AND OFFICERS

         The following table sets forth certain information concerning the other directors currently serving on the Board of the Fund. Unless otherwise noted, the address of record for the Nominee and other directors and officers is 11 Hanover Square, New York, New York 10005.


                                                                                        NUMBER OF PORTFOLIOS        OTHER PUBLIC
                                                                                           IN INVESTMENT              COMPANY
NAME, POSITION(S) HELD WITH FUND, TERM OF OFFICE,                       DIRECTOR          COMPANY COMPLEX          DIRECTORSHIPS
PRINCIPAL OCCUPATION(S) FOR PAST FIVE YEARS, AND AGE                     SINCE          OVERSEEN BY DIRECTOR     HELD BY DIRECTOR
-------------------------------------------------------------------  --------------  ------------------------  ---------------------
INDEPENDENT DIRECTORS1:
BRUCE B. HUBER, CLU, ChFC, MSFS - Retired.  He is a                       1981                   5                       0
former Financial Representative with New England Financial,
specializing in financial, estate and insurance matters.  He is a member of the Board, emeritus, of the Millbrook School, and
Chairman of the Endowment Board of the Community YMCA
of Red Bank, NJ.  He was born on February 7, 1930.

JAMES E. HUNT - He is a Limited Partner of Hunt Howe                      1980                   5                       0
Partners LLC, executive recruiting consultants.
He was born on December 14,1930.

                                                                                        NUMBER OF PORTFOLIOS          OTHER PUBLIC
INTERESTED DIRECTORS2:
ROBERT D. ANDERSON - Since 1988, Vice Chairman of the                     1980                   3                          0
Investment Manager and its affiliates. Other capacities since 1974. He is a former member of the District #12, District Business Conduct and Investment
Company Committees of FINRA. He was born on December 7, 1929.

THOMAS B. WINMILL, ESQ. - He is President, Chief                          1993                   5                          0
Executive Officer, and General Counsel of the Fund, the
Investment Manager, as well as the other investment companies
(collectively, the "Investment Company Complex") advised by
the Investment Manager and its affiliates, and of Winmill & Co.
Incorporated and its affiliates ("WCI"). He is a member of the New York State
Bar and the SEC Rules Committee of the Investment Company Institute. He was born on June 25, 1959.

1    Not "interested persons" of the Fund as such term is defined in the 1940
     Act.

2 "Interested persons" of the Fund as defined in the 1940 Act due to their affiliation with the Investment Manager.

         The following table sets forth certain information concerning the Fund's executive officers other than those who serve as directors. The address of record for the officers is 11 Hanover Square, New York, New York 10005.

NAME AND AGE                  POSITION(S) HELD WITH FUND, TERM OF OFFICE, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS*
----------------------------- ------------------------------------------------------------------------------------------------------
Thomas O'Malley               Chief Accounting Officer, Chief Financial Officer, Treasurer, and Vice President since 2005. He
Born on July 22, 1958         also is Chief Accounting Officer, Chief Financial Officer, Treasurer, and Vice President of each
                              Fund in the Investment Company Complex, the Investment Manager, and WCI.  Previously, he
                              served as Assistant Controller of Reich & Tang Asset Management, LLC, Reich & Tang Services,
                              Inc., and Reich & Tang Distributors, Inc.  He is a certified public accountant.

John F. Ramirez               Secretary, Chief Compliance Officer, and Vice President since 2005.  He is also Secretary, Chief
Born on April 29, 1977        Compliance Officer, and Vice President of each Fund in the Investment Company Complex, the
                              Investment Manager, and WCI. He previously served as Compliance Administrator and Assistant Secretary of the Investment Company Complex, the Investment Manager, and WCI. He earned his Juris Doctor from
                              Fordham University School of Law in 2008. He is a member of the Society of Corporate Secretaries and
                              Governance Professionals and the Chief Compliance Officer Committee and the Compliance Advisory
                              Committee of the Investment Company Institute.


* Officers hold their positions with the Fund until a successor has been duly elected and qualifies. Officers are generally elected annually at the December meeting of the Board. The officers were last elected on December 5, 2007.

OWNERSHIP OF FUND SHARES

         The following table sets forth information regarding beneficial ownership of the Fund's outstanding shares as of the Record Date by (i) each director, executive officer, and the Nominee and (ii) all directors, executive officer, and the Nominee as a group. As of the Record Date, directors, executive officer, and the Nominee of the Fund as a group beneficially owned an aggregate of less than one percent of the Fund's outstanding shares. Each director, executive officer, and the Nominee has sole voting and investment power over the shares opposite his name.

NAME OF DIRECTOR, NOMINEE, OR OFFICER                                 NUMBER OF SHARES
--------------------------------------------------------------- -----------------------------
INDEPENDENT NOMINEE:
Peter K. Werner                                                           12,910.61

INDEPENDENT DIRECTORS:
Bruce B. Huber                                                                0
James E. Hunt                                                             17,997.11

INTERESTED DIRECTORS:
Robert D. Anderson                                                            0
Thomas B. Winmill                                                          590.90

OFFICERS:
Thomas O'Malley                                                               0
John F. Ramirez                                                               0

Total shares held by directors and officers as a group:                   31,498.62


         The following affiliated stockholders owned beneficially the following shares of the Fund as of the Record Date and have indicated that they will vote in favor of all proposals. The Fund is not aware of any stockholders who owned beneficially or of record more than 5% of the outstanding shares of the Fund as of Record Date.

                                                                                               APPROXIMATE PERCENTAGE OF THE
NAME AND ADDRESS                                             COMMON STOCK                     FUND'S TOTAL OUTSTANDING SHARES
--------------------------------------------------- ------------------------------     ---------------------------------------------
Bassett S. Winmill                                       7,588,201.17 shares1                             43.82%
11 Hanover Square
New York, New York 10005

Thomas B. Winmill                                        7,588,773.22 shares2                             43.83%
11 Hanover Square
New York, New York 10005

Bexil Corporation**                                       3,506,798.08 shares                             20.25%
11 Hanover Square
New York, New York 10005

Midas Fund, Inc.*, **                                    2,941,984.88 shares                              16.99%
11 Hanover Square
New York, New York 10005

Midas Management Corporation**
11 Hanover Square                                         577,637.07 shares                                3.34%
New York, New York 10005

Investor Service Center, Inc.**
11 Hanover Square                                         452,784.38 shares                                2.61%
New York, New York 10005

Tuxis Corporation**
11 Hanover Square                                         106,469.96 shares                            Less than 1%
New York, New York 10005

CEF Advisers, Inc.**
11 Hanover Square                                          1,078.66 shares                             Less than 1%
New York, New York 10005

                                                                                               APPROXIMATE PERCENTAGE OF THE
NAME AND ADDRESS                                             COMMON STOCK                     FUND'S TOTAL OUTSTANDING SHARES
--------------------------------------------------- ------------------------------     ---------------------------------------------
Winmill & Co. Incorporated ("WCI")**
11 Hanover Square                                          1,011.11 shares                             Less than 1%
New York, New York 10005
Performance Driven Properties, Inc.**
11 Hanover Square                                           419.08 shares                              Less than 1%
New York, New York 10005

1 Bassett S. Winmill has indirect beneficial ownership of 7,588,201.17 of these shares, as a result of his status as a controlling person of WCI, Bexil Corporation, Midas Fund, Inc., Midas Management Corporation, Investor Service Center, Inc., Tuxis Corporation, CEF Advisers, Inc., and Performance Driven Properties, Inc. and of 17.95 of these shares of his spouse. Mr. Bassett S. Winmill disclaims beneficial ownership of these shares.

2 Thomas B. Winmill has indirect beneficial ownership of 7,588,183.22 of these shares, as a result of his status as a controlling person of WCI, Bexil Corporation, Midas Fund, Inc., Midas Management Corporation, Investor Service Center, Inc., Tuxis Corporation, CEF Advisers, Inc., and Performance Driven Properties, Inc. Mr. Thomas B. Winmill disclaims beneficial ownership of these shares. He owns 590.90 shares held directly.

* The Investment Manager also manages Midas Fund, Inc. Midas Fund, Inc. is authorized to invest daily available cash balances in the Fund, although it will discontinue doing so should the Fund no longer operate as a money market fund.

** WCI, parent of the Investment Manager and the Distributor, is also the parent of CEF Advisers, Inc. and Performance Driven Properties, Inc and owner of approximately 25% and 24% of, respectively, Bexil Corporation and Tuxis Corporation. These entities invest cash balances in the Fund, although they may discontinue doing so should the Fund no longer operate as a money market fund

         As of October 30, 2008, the Investment Manager and its affiliates and WCI owned beneficially or of record 43.83% of the Fund's outstanding shares and anticipate voting such shares for all of the Proposals described above.

         The following table sets forth information describing the dollar range of equity securities beneficially owned by each director and the Nominee of the Fund and, on an aggregate basis, the Investment Company Complex as of the Record
Date:

                                                                                    AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN
                                         DOLLAR RANGE OF EQUITY SECURITIES           ALL REGISTERED INVESTMENT COMPANIES OVERSEEN
NAME OF DIRECTOR OR NOMINEE                         IN THE FUND                       BY DIRECTOR IN INVESTMENT COMPANY COMPLEX
------------------------------------- ----------------------------------------   ---------------------------------------------------
Independent Nominee:
Peter K. Werner                                  $10,001 - $50,000                                $10,001 - $50,000

Independent Directors:
Bruce B. Huber                                          None                                      $10,001 - $50,000
James E. Hunt                                    $10,001 - $50,000                                  over $100,000

Interested Directors:
Robert D. Anderson                                      None                                         $1 - $10,000
Thomas B. Winmill                                   $1 - $10,000                                  $10,001 - $50,000

         As of the Record Date, no independent director or his immediate family members owned beneficially or of record any securities of, or had any direct or indirect material interest in, the Investment Manager, or any person controlling, controlled by or under common control with the Investment Manager.

         The Investment Manager, located at 11 Hanover Square, New York, New York 10005, is a wholly owned subsidiary of WCI, a publicly owned company whose securities are traded over the counter. For the fiscal year ended December 31, 2007, the Investment Manager voluntarily waived its management fee of $68,436. The Investment Manager also provides at cost certain administrative services to the Fund. During the fiscal year ended December 31, 2007, the Fund incurred expenses of $12,070 due to the Investment Manager for providing at cost certain administrative services.

         The Distributor, located at 11 Hanover Square, New York, New York 10005, is a wholly owned subsidiary of WCI, a publicly owned company whose securities are traded over the counter. For the fiscal year ended December 31, 2007, the Distributor voluntarily waived its distribution fee of $34,218.

COMPENSATION OF FUND DIRECTORS AND OFFICERS

         Currently, the Fund pays its independent directors, a quarterly retainer of $50, a per meeting fee of $200 for each meeting attended, and reimburses them for their meeting expenses. The Fund also pays such directors $250 per special telephonic meeting or committee meeting attended, and $250 per joint meeting of the Audit Committees of the Investment Company Complex attended. No interested director or executive officer receives any compensation for their services as directors and/or officers of the Fund, although pursuant to the investment management agreement the Fund pays compensation of the Fund's chief compliance officer to the extent determined by the independent directors of the Fund. The Fund has no bonus, pension, profit sharing, or retirement plan.

         The aggregate amount of compensation paid to each director and nominee by the Fund and by the other investment companies in the Investment Company Complex for which such director or nominee was a Board member for the year ended December 31, 2007, is as follows:

     NAME OF DIRECTOR OR NOMINEE
      (CURRENT TOTAL NUMBER OF                       AGGREGATE COMPENSATION                TOTAL COMPENSATION FROM THE FUND AND
        INVESTMENT COMPANIES)                            FROM THE FUND                         INVESTMENT COMPANY COMPLEX
--------------------------------------------  -------------------------------------   ----------------------------------------------
INDEPENDENT NOMINEE:
Peter K. Werner (5)                                          $1,065                                       $17,375

INDEPENDENT DIRECTORS:
Bruce B. Huber (5)                                           $1,065                                       $17,375
James E. Hunt (5)                                            $1,065                                       $17,375

INTERESTED DIRECTORS:
Robert D. Anderson (3)                                          0                                            0
Bassett S. Winmill (2)                                   Not applicable.                                     0
Thomas B. Winmill (5)                                           0                                            0

BOARD COMMITTEES

         The Audit Committee of the Board was established in accordance with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and is comprised of Messrs. Bruce B. Huber, James E. Hunt, and Peter
K. Werner (Chair), each of whom is an independent director. The Board has determined that each member of the Audit Committee qualifies as an "audit committee financial expert" as defined in item 401(h) of Regulation S-K. The purposes of the Audit Committee are (I) to oversee the Fund's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (ii) to oversee the quality and objectivity of the Fund's financial statements and the independent audit thereof; and (iii) to act as a liaison between the Fund's independent registered public accounting firm ("IRPAF") Tait, Weller & Baker LLP ("Tait,Weller") and the full Board. The Audit Committee Charter may be found at www.midasfunds.com.

         The Fund has an Executive Committee comprised of Thomas B. Winmill, the function of which is to exercise the powers of the Board between meetings of the Board to the extent permitted by law to be delegated and not delegated by the Board to any other committee.

         The Fund has no standing compensation committee or any committee performing similar functions.

DIRECTOR ATTENDANCE AT MEETINGS

         The Fund had four regular Board meetings, no special Board meetings, two Audit Committee meetings, no special committee meetings, and one Executive Committee meeting during the Fund's most recently completed fiscal year ended December 31, 2007. Each director attended all Board and committee meetings held during such period during the time such director was in office. The Fund currently has no policies regarding director attendance at stockholder meetings.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Tait, Weller has been selected as the IRPAF for the Fund for the fiscal period commencing January 1, 2008. Tait, Weller also acts as the IRPAF for each investment company in the Investment Company Complex and as Independent Certified Public Accountants for WCI and the Distributor. Apart from its fees received, neither Tait, Weller nor any of its partners has a direct, or material indirect, financial interest in the Fund or its affiliates.

         Representatives of Tait, Weller are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

         The SEC's auditor independence rules require the Audit Committee of the Fund to pre-approve (a) all audit and permissible non-audit services provided by the Fund's IRPAF directly to the Fund and (b) those permissible non-audit services provided by the Fund's IRPAF to the Investment Manager and any entity controlling, controlled by, or under common control with the Investment Manager that provides ongoing services to the Fund ("Affiliated Service Providers"), if the services relate directly to the operations and financial reporting of the Fund. The Fund had no Affiliated Service Providers other than the Investment Manager and the Distributor.

         The following table sets forth the aggregate fees billed for professional services rendered by Tait, Weller to the Fund for the fiscal years ended December 31, 2006 and 2007:

   FISCAL YEAR ENDED                                                                                     ALL
      DECEMBER 31               AUDIT FEES            AUDIT RELATED FEES         TAX FEES             OTHER FEES
------------------------ -------------------------  ---------------------- --------------------  --------------------
          2006                    $14,000                   $1,000                $3,500                  $0
          2007                    $14,000                   $1,500                $3,500                  $0
------------------------ -------------------------  ---------------------- --------------------  --------------------

AUDIT FEES include the aggregate fees billed for professional services rendered by Tait, Weller for the audit of the Fund's annual financial statements and services rendered in connection with statutory or regulatory filings.

AUDIT RELATED FEES include the aggregate fees billed for assurance and related services by Tait, Weller that are reasonably related to the performance of the audit or review of the annual financial statements and review of the semi-annual financial statements.

TAX FEES include the aggregate fees billed for professional services rendered by Tait, Weller in connection with tax compliance, tax advice, and tax planning.

ALL OTHER FEES include the aggregate non-audit fees not disclosed above that were billed for projects and services provided by Tait, Weller.

         For the Fund's fiscal years ended December 31, 2006 and 2007, there were no Non-Audit Fees billed for professional services rendered by Tait, Weller to the Affiliated Service Providers for which pre-approval by the Fund's Audit Committee was required. For the Fund's fiscal years ended December 31, 2006 and 2007, Aggregate Non-Audit Fees billed for professional services rendered by Tait, Weller (I) to the Affiliated Service Providers, regardless of whether pre-approval was required, were $19,000 and $20,000, respectively and (ii) to the Fund and the Affiliated Service Providers were $22,000 and $23,500, respectively.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

         Pursuant to the Fund's Audit Committee Charter, the Audit Committee shall consider for pre-approval any audit and non- audit services proposed to be provided by the IRPAF to the Fund, and any non-audit services proposed to be provided by such IRPAF to the Fund's Affiliated Service Providers , if the engagement relates directly to the Fund's operations or financial reporting. During the fiscal years ended December 31, 2006 and 2007, there were no services included in Audit Related Fees, Tax Fees, and All Other Fees that were approved by the Audit Committee pursuant to the de minimis exception provided by paragraphs (c)(7)(i)(c) or (c)(7)(ii) of Rule 2-01 of Regulations S-X.

         The Audit Committee has considered the provision of non-audit services by Tait, Weller to the Affiliated Service Providers that were not pre-approved by the Audit Committee during the fiscal years ended December 31, 2006 and 2007 and has determined such services to be compatible with maintaining Tait, Weller's independence.

INFORMATION REGARDING THE FUND'S PROCESS FOR NOMINATING DIRECTOR CANDIDATES

         The disinterested directors of the Fund select and nominate any other disinterested director of the Fund. The Board may consider candidates as interested directors submitted by current directors, the Investment Manager, Fund stockholders, and other appropriate sources. The Board will consider and evaluate candidates submitted by stockholders on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria include the candidate's relevant knowledge, experience, and expertise, the candidate's ability to carry out his or her duties in the best interests of the Fund, and the candidate's ability to qualify as a disinterested director. Currently, the Fund does not hold annual meetings for the election of directors except as required by law or the Fund's Bylaws.

STOCKHOLDER COMMUNICATIONS

         The Fund's Board has adopted a process for stockholders to send communications to the Board. To communicate with the Board or an individual director of the Fund, a stockholder must send a written communication to the Fund's principal office at the address listed in the Notice of Special Meeting of Stockholders accompanying this Proxy Statement, addressed to the Board of the Fund or the individual director. Such communications must be signed by the stockholder and identify the number of shares held by the stockholder. All stockholder communications received in accordance with this process will be forwarded to the Board or the individual director. Any stockholder proposal submitted pursuant to Rule 14a-8 under the 1934 Act must continue to meet all the requirements of Rule 14a-8.

                             ADDITIONAL INFORMATION

         In addition to the use of the mails, proxies may be solicited personally, by telephone, or by other means, and the Fund may pay persons holding its shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. The Fund will bear the cost of soliciting proxies. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder's identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual), or taxpayer identification number (in the case of an entity), or other identifying information, and the number of shares owned and to confirm that the stockholder has received the Fund's Proxy Statement and proxy card in the mail. Within 48 hours of receiving a stockholder's telephonic voting instructions and prior to the Meeting, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instruction are not correctly reflected in the confirmation. Stockholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact the Fund's proxy tabulator, Illinois Stock Transfer Company at 1-800-757-5755. Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the Meeting and voting in person.

DISCRETIONARY AUTHORITY; SUBMISSION OF STOCKHOLDER PROPOSALS

         Although no business may come before the Meeting other than that specified in the Notice of Special Meeting of Stockholders, shares represented by executed and unrevoked proxies will confer discretionary authority to vote on matters which the Fund did not have notice of a reasonable time prior to mailing this Proxy Statement to stockholders.

         The Fund does not hold regular annual meetings of stockholders. Stockholders wishing to submit proposals or nominations for inclusion in a proxy statement and form of proxy for a subsequent stockholders' meeting should send their written proposals or nominations to the Secretary of the Fund at 11 Hanover Square, 12th Floor, New York, New York 10005. Stockholder proposals must be received within a reasonable time before the Fund begins to print and send its proxy materials relating to a particular meeting to be considered for inclusion in the Fund's proxy statement and form of proxy relating to the meeting. Stockholder proposals that are not received within a reasonable time before the Fund begins to print and send its proxy materials relating to a particular meeting will be considered untimely. Stockholder proposals that are submitted in a timely manner will not necessarily be included in the Fund's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

NOTICE TO BANKS, BROKER/DEALERS, AND VOTING TRUSTEES AND THEIR NOMINEES

         Please advise the Fund's proxy tabulator, at 1-800-757-5755 whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend the meeting in person are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage paid envelope.

PROXY CARD                                                            PROXY CARD

                       SPECIAL MEETING OF STOCKHOLDERS OF
                           MIDAS DOLLAR RESERVES, INC.
                                December 12, 2008

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS
                               SOON AS POSSIBLE.


This proxy is solicited by and on behalf of the Board of Directors of Midas Dollar Reserves, Inc. (the "Fund") for a Special Meeting of Stockholders to be held on December 12, 2008 and at any postponements or adjournments thereof. The undersigned stockholder of the Fund hereby appoints Thomas B. Winmill and John
F. Ramirez, and each of them, the attorneys and proxies of the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders to be held at the offices of the Fund at 11 Hanover Square, 12th Floor, New York, New York 10005 on December 12, 2008, at 9 a.m. and at any postponements or adjournments thereof ("Meeting") to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all of the powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the accompanying Proxy Statement and revokes any proxy heretofore given for the Meeting. The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each proposal as set forth in the Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the Meeting.


              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
         YOUR VOTE IS IMPORTANT! PLEASE MARK YOUR VOTE AS SHOWN HERE [x]

                                                                                FOR                 WITHHOLD AUTHORITY FOR NOMINEE
1.      To elect to the Board of Directors the Nominee, Peter K. Werner, to     [ ]                                 [ ]
        serve as a Director until his successor is duly elected and qualifies.

                                                                                FOR                 AGAINST                ABSTAIN
2.      To change  the Fund's  current  fundamental  investment  objective  and [ ]                   [ ]                     [ ]
        reclassify  its new  investment objective as  "non-fundamental,"  which means that it can be changed without stockholder  approval.  The Fund's new investment  objective  would be "to preserve and increase the purchasing  power value of its shares over the long term."

3.      To revise the Fund's  fundamental  investment  restriction  on          [ ]                   [ ]                     [ ]
        investments in commodities to permit the purchase of gold and silver.

4. To eliminate the Fund's fundamental investment restriction on diversification in order to provide the Fund greater investment flexibility.

Please sign and date below and return this Proxy Card promptly in the enclosed postage-paid envelope or otherwise to Midas Dollar Reserves, Inc. c/o Illinois Stock Transfer Company, 209 West Jackson Boulevard, Suite 903, Chicago, IL 60606 so that your shares can be represented at the Meeting. If no instructions are given on the proposals, the proxies will vote FOR each proposal.


Signature of Stockholder _______________________________        Date:___________
Signature of Stockholder (if jointly held) _____________        Date:___________

Note: Please sign exactly as your name or names appear on the left. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.